UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 3, 2024

Date of Report (Date of earliest event reported)

STRONG GLOBAL ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-41688	N/A
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

108 Gateway Blvd, Suite 204
Mooresville, North Carolina	28117
(Address of principal executive offices)	(Zip Code)

(704) 994-8279

(Registrant’s telephone number including area code)

5960 Fairview Road, Suite 275

Charlotte, North Carolina 28210

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Voting Shares, without par value	SGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 3, 2024, Strong Global Entertainment, Inc. (the “Company”) entered into an acquisition agreement (the “Acquisition Agreement”) with FG Acquisition Corp., a special purpose acquisition company incorporated under the laws of British Columbia (“FGAC”), Strong/MDI Screen Systems, Inc., a company incorporated under the laws of the Province of British Columbia and a subsidiary of the Company (“MDI”), FGAC Investors LLC, a limited liability company formed under the laws of Delaware, and CG Investments VII Inc., a corporation incorporated under the laws of the Province of Ontario (together with FGAC Investors LLC, the “Sponsors”).

FGAC’s currently issued and outstanding Class A restricted voting shares (the “Class A Restricted Voting Shares”) and share purchase warrants (the “Warrants”) are listed on the Toronto Stock Exchange (the “TSX”). In addition, FGAC has 2,875,000 Class B shares (the “Class B Shares”) issued and outstanding.

Pursuant to the Acquisition Agreement, FGAC intends to acquire, directly or indirectly, all of the outstanding shares in the capital of MDI (the “MDI Acquisition”). As a result of the MDI Acquisition, MDI will become a wholly-owned subsidiary of FGAC. The MDI Acquisition values MDI at a pre-money valuation of $30 million (as adjusted pursuant to the Acquisition Agreement, the “MDI Equity Value”).

In connection with the closing of the MDI Acquisition (the “Closing”), FGAC intends to rename itself Saltire Holdings, Ltd. (“Saltire”). It is a condition of Closing that the common shares of FGA (the “Common Shares”) be listed and the Warrants continue to be listed on the TSX.

The Company’s indirect controlling shareholder, Fundamental Global Inc., holds an investment in FGAC. Additionally, the Company’s directors D. Kyle Cerminara and Richard E. Govignon Jr. are directors on the board of directors of FG Financial Group, Inc., a related party (“FGF”), and the Company’s CEO Mark Roberson is an officer of FGF; therefore, the Company’s board of directors (the “Board”) established a committee of independent directors (the “Special Committee”), comprised of John W. Struble and Marsha G. King, to review the MDI Acquisition. The Special Committee determined that the MDI Acquisition was in the best interests of the Company and its shareholders, and recommended approval of the MDI Acquisition by the Board. The Board subsequently approved the MDI Acquisition.

On Closing, FGAC will satisfy the Purchase Price (as defined in the Acquisition Agreement) with: (i) cash, in an amount equal to 25% of the net proceeds of a concurrent private placement, if any (the “Cash Consideration”), (ii) the issuance to the Company of preferred shares (“Preferred Shares”) with an initial preferred share redemption amount of $9,000,000, and (iii) the issuance to the Company of that number of Common Shares equal to (a) the MDI Equity Value minus (x) the Cash Consideration and (y) the Preferred Shares, divided by (b) $10.00.

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The Closing is conditional on, among other things, there being no legal impediments to Closing and all required authorizations, consents and approvals necessary to effect Closing having occurred, or being filed or obtained, as applicable, the Common Shares being conditionally listed for trading on a stock exchange, the approval of the MDI Acquisition by the holders of Class A Restricted Voting Shares at a meeting of shareholders to be held in connection with the MDI Acquisition, receipts having been obtained for both the preliminary and final prospectus and other usual and customary conditions for transactions of this nature. The obligations of the Company at Closing are also conditional on, among other usual and customary conditions for transactions of this nature, (a) the truth and accuracy of FGAC’s representations and warranties, (b) the compliance and/or performance by FGAC of its covenants under the Acquisition Agreement, and (c) there having been no material adverse change with respect to FGAC. The Closing is also conditional on, among other usual and customary conditions for transactions of this nature, the following conditions of Closing in favour of FGAC: (a) the truth and accuracy of the Company and MDI’s representations and warranties, (b) the compliance and/or performance by the Company and MDI of their covenants under the Acquisition Agreement, (c) the completion of all required third party authorizations, consents and approvals, and (d) there having been no material adverse change with respect to MDI or its business and there being no events, facts or circumstances that shall have occurred which would result or which could reasonably be expected to result, individually or in the aggregate, in a material adverse change with respect to MDI or its business.

It is anticipated that, upon completion of the MDI Acquisition, on a non-diluted basis and assuming completion of a $10 million private placement and the issuance of 338,560 Common Shares to CG Investments VII Inc. as consideration for its deferred underwriting fee, the Company will hold an ownership interest of approximately 29.6% in Saltire.

Following Closing, Saltire’s board of directors will consist of, among other directors, Kyle Cerminara, the Company’s director and Chairman, Dr. Richard E. Govignon, the Company’s director.

Item 7.01 Regulation FD Disclosure

On May 3, 2024, the Company and FGAC issued a joint press release regarding the Acquisition Agreement, described above, which is attached hereto as Exhibit 99.1.

The information contained in Item 7.01 to this Current Report, including in Exhibit 99.1, is being “furnished” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward Looking Statements

In addition to the historical information in this Current Report and in the exhibits furnished with this Current Report, it includes forward-looking statements which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission on March 29, 2024, and the following risks and uncertainties: Saltire failing to obtain or maintain adequate insurance coverage, potential conflicts of interest arising with the Sponsors in determining whether the MDI Acquisition is appropriate, failure to satisfy the conditions precedent and required approvals in connection with the MDI Acquisition, termination of the MDI Acquisition, delays or amendments to the implementation of the MDI Acquisition, costs relating to the MDI Acquisition having to be paid even if the MDI Acquisition is not completed, losses arising from any misrepresentations in the representations, warranties and covenants of MDI or the Company pursuant to the Acquisition Agreement, which terminate on Closing, subsequent to the completion of the MDI Acquisition, FGAC having to take write-downs or write-offs, restructuring or other charges, the TSX not approving the MDI Acquisition and FGAC’s securities for listing, and FGAC’s ability to comply with continued listing standards, the MDI Acquisition’s benefits not meeting the expectations of investors or securities analysts, the impact of FGAC shareholders redeeming their shares for cash, there being no market for FGAC’s securities, fluctuations in the market price of the Common Shares, sales of Common Shares by significant shareholders, increases in the number of shares eligible for future resale in the public market and dilution as a result of Warrants, or other convertible or exchangeable securities becoming exercisable for Common Shares, the Warrants never being in-the-money, and FGAC being unable to continue as a going concern . Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Acquisition Agreement by and among FG Acquisition Corp., Strong Global Entertainment, Inc., Strong/MDI Screen Systems, Inc., FGAC Investors LLC and CG Investments VII Inc., dated May 3, 2024
99.1	Press Release, dated May 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain terms have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. The Registrant hereby undertakes to furnish copies of any of the terms upon request by the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONG GLOBAL ENTERTAINMENT, INC.

Date: May 7, 2024	By:	/s/ Todd R. Major
Todd R. Major
Chief Financial Officer

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